Exhibit 2

BRITISH AMERICAN TOBACCO p.l.c.
RESULTS OF VOTING AT THE 2021 ANNUAL GENERAL MEETING

The Annual General Meeting of British American Tobacco p.l.c. was held at Globe House, 4 Temple Place, London WC2R 2PG on 28 April 2021.

The tables below set out the results of the poll on each of the total of 20 Resolutions as stated in the Notice of Meeting dated 11 March 2021. All valid proxy votes (whether submitted electronically or in hard copy form) were included in the poll taken at the Meeting.  Each shareholder, present in person or by proxy, was entitled to one vote per ordinary share of 25p held.

Resolution 1
Receipt of 2020 Report and Accounts
For - Note (b)	1,771,121,006
Percent of Votes Cast	99.96%
Percent of Issued Share Capital	77.19%
Against	790,162
Percent of Votes Cast	0.04%
Percent of Issued Share Capital	0.03%
Total Votes Cast (Excl. Votes Withheld)	1,771,911,168
Percent of Issued Share Capital	77.22%
Votes Withheld - Note (c)	12,372,550

Resolution 2
Approval of the 2020 Directors’ Remuneration Report
For - Note (b)	1,091,216,857
Percent of Votes Cast	61.71%
Percent of Issued Share Capital	47.56%
Against	676,947,189
Percent of Votes Cast	38.29%
Percent of Issued Share Capital	29.50%
Total Votes Cast (Excl. Votes Withheld)	1,768,164,046
Percent of Issued Share Capital	77.06%
Votes Withheld - Note (c)	16,119,810

Resolution 3
Reappointment of KPMG LLP as Auditors
For - Note (b)	1,765,833,873
Percent of Votes Cast	99.52%
Percent of Issued Share Capital	76.96%
Against	8,454,366
Percent of Votes Cast	0.48%
Percent of Issued Share Capital	0.37%
Total Votes Cast (Excl. Votes Withheld)	1,774,288,239
Percent of Issued Share Capital	77.32%
Votes Withheld - Note (c)	9,995,609

Resolution 4
Authority for the Audit Committee to agree the Auditors' remuneration
For - Note (b)	1,772,210,604
Percent of Votes Cast	99.89%
Percent of Issued Share Capital	77.23%
Against	1,990,507
Percent of Votes Cast	0.11%
Percent of Issued Share Capital	0.09%
Total Votes Cast (Excl. Votes Withheld)	1,774,201,111
Percent of Issued Share Capital	77.32%
Votes Withheld - Note (c)	10,081,517

Resolution 5
Re-election of Luc Jobin as a Director
For - Note (b)	1,753,156,894
Percent of Votes Cast	98.82%
Percent of Issued Share Capital	76.40%
Against	20,921,641
Percent of Votes Cast	1.18%
Percent of Issued Share Capital	0.91%
Total Votes Cast (Excl. Votes Withheld)	1,774,078,535
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,206,018

Resolution 6
Re-election of Jack Bowles as a Director
For - Note (b)	1,772,155,172
Percent of Votes Cast	99.90%
Percent of Issued Share Capital	77.23%
Against	1,809,688
Percent of Votes Cast	0.10%
Percent of Issued Share Capital	0.08%
Total Votes Cast (Excl. Votes Withheld)	1,773,964,860
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,319,693

Resolution 7
Re-election of Tadeu Marroco as a Director
For - Note (b)	1,768,905,553
Percent of Votes Cast	99.72%
Percent of Issued Share Capital	77.09%
Against	5,054,691
Percent of Votes Cast	0.28%
Percent of Issued Share Capital	0.22%
Total Votes Cast (Excl. Votes Withheld)	1,773,960,244
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,324,309

Resolution 8
Re-election of Sue Farr as a Director
For - Note (b)	1,604,506,408
Percent of Votes Cast	90.44%
Percent of Issued Share Capital	69.92%
Against	169,518,777
Percent of Votes Cast	9.56%
Percent of Issued Share Capital	7.39%
Total Votes Cast (Excl. Votes Withheld)	1,774,025,185
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,259,367

Resolution 9
Re-election of Jeremy Fowden as a Director
WITHDRAWN

Resolution 10
Re-election of Dr Marion Helmes as a Director
For - Note (b)	1,594,071,765
Percent of Votes Cast	89.86%
Percent of Issued Share Capital	69.47%
Against	179,783,976
Percent of Votes Cast	10.14%
Percent of Issued Share Capital	7.84%
Total Votes Cast (Excl. Votes Withheld)	1,773,855,741
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,428,490

Resolution 11
Re-election of Holly Keller Koeppel as a Director
For - Note (b)	1,762,331,148
Percent of Votes Cast	99.34%
Percent of Issued Share Capital	76.80%
Against	11,716,886
Percent of Votes Cast	0.66%
Percent of Issued Share Capital	0.51%
Total Votes Cast (Excl. Votes Withheld)	1,774,048,034
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,236,519

Resolution 12
Re-election of Savio Kwan as a Director
For - Note (b)	1,603,190,858
Percent of Votes Cast	90.37%
Percent of Issued Share Capital	69.87%
Against	170,885,651
Percent of Votes Cast	9.63%
Percent of Issued Share Capital	7.45%
Total Votes Cast (Excl. Votes Withheld)	1,774,076,509
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,208,044

Resolution 13
Re-election of Dimitri Panayotopoulos as a Director
For - Note (b)	1,521,096,084
Percent of Votes Cast	86.11%
Percent of Issued Share Capital	66.29%
Against	245,448,741
Percent of Votes Cast	13.89%
Percent of Issued Share Capital	10.70%
Total Votes Cast (Excl. Votes Withheld)	1,766,544,825
Percent of Issued Share Capital	76.99%
Votes Withheld - Note (c)	17,739,728

Resolution 14
Election of Karen Guerra as a Director
For - Note (b)	1,772,384,681
Percent of Votes Cast	99.91%
Percent of Issued Share Capital	77.24%
Against	1,645,140
Percent of Votes Cast	0.09%
Percent of Issued Share Capital	0.07%
Total Votes Cast (Excl. Votes Withheld)	1,774,029,821
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,254,732

Resolution 15
Election of Darrell Thomas as a Director
For - Note (b)	1,772,481,017
Percent of Votes Cast	99.91%
Percent of Issued Share Capital	77.25%
Against	1,554,236
Percent of Votes Cast	0.09%
Percent of Issued Share Capital	0.07%
Total Votes Cast (Excl. Votes Withheld)	1,774,035,253
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,249,300

Resolution 16
Renewal of Directors' authority to allot shares
For - Note (b)	1,283,014,878
Percent of Votes Cast	72.33%
Percent of Issued Share Capital	55.91%
Against	490,886,767
Percent of Votes Cast	27.67%
Percent of Issued Share Capital	10.62%
Total Votes Cast (Excl. Votes Withheld)	1,773,901,645
Percent of Issued Share Capital	77.31%
Votes Withheld - Note (c)	10,373,062

Resolution 17 - Note (d)
Renewal of Directors' authority to disapply pre-emption rights
For - Note (b)	1,529,422,273
Percent of Votes Cast	86.26%
Percent of Issued Share Capital	66.65%
Against	243,578,572
Percent of Votes Cast	13.74%
Percent of Issued Share Capital	10.62%
Total Votes Cast (Excl. Votes Withheld)	1,773,000,845
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	11,284,208

Resolution 18 – Note (d)
Authority for the Company to purchase its own shares
For - Note (b)	1,747,664,170
Percent of Votes Cast	98.53%
Percent of Issued Share Capital	76.16%
Against	25,986,558
Percent of Votes Cast	1.47%
Percent of Issued Share Capital	1.13%
Total Votes Cast (Excl. Votes Withheld)	1,773,650,728
Percent of Issued Share Capital	77.30%
Votes Withheld - Note (c)	10,634,378

Resolution 19
Authority to make donations to political organisations and to incur political expenditure
For - Note (b)	1,580,312,339
Percent of Votes Cast	89.20%
Percent of Issued Share Capital	68.87%
Against	191,369,221
Percent of Votes Cast	10.80%
Percent of Issued Share Capital	8.34%
Total Votes Cast (Excl. Votes Withheld)	1,771,681,560
Percent of Issued Share Capital	77.21%
Votes Withheld - Note (c)	12,569,298

Resolution 20 - Note (d)
Notice period for General Meetings
For - Note (b)	1,639,617,570
Percent of Votes Cast	92.47%
Percent of Issued Share Capital	71.45%
Against	133,582,951
Percent of Votes Cast	7.53%
Percent of Issued Share Capital	5.82%
Total Votes Cast (Excl. Votes Withheld)	1,773,200,521
Percent of Issued Share Capital	77.28%
Votes Withheld - Note (c)	11,084,585

Richard Burrows, Chairman of the Board of the Company, retired from the Board at the conclusion of the Company's 2021 Annual General Meeting. Mr Burrows’ retirement from the Board follows the Company’s announcement on 15 October 2020, as further set out in the Company’s 2020 Annual Report and Form 20-F. In addition, with effect from the conclusion of the 2021 Annual General Meeting, Luc Jobin was appointed Chairman of the Board and Chairman of the Nominations Committee, and stepped down from the Audit Committee.

As announced on 1 April 2021, Jerry Fowden resigned from the Board with effect from 1 April 2021. Accordingly, he did not seek re-election at the 2021 Annual General Meeting and Resolution 9 was withdrawn.

Notes:

(a)	The total number of ordinary shares in issue (excluding treasury shares) at the close of business on Wednesday 27 April 2021 was 2,294,616,257.

(b)	Includes discretionary votes.

(c)	A vote withheld is not a vote in law and is not counted in the calculation of the proportion of votes ‘For’ or ‘Against’ a resolution.

(d)
In accordance with Listing Rules 9.6.2R and 9.6.3R, copies of the resolutions numbered 17, 18 and 20 will be submitted to the National Storage Mechanism as soon as practicable and will be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.  A copy of the resolutions may also be obtained from the Notice of Meeting which is available on the Company’s website at www.bat.com/agm.

All resolutions were passed at the Company’s Annual General Meeting (AGM) today with the requisite majority of votes. We acknowledge that a significant number of our shareholders did not support resolutions 2: Directors’ Remuneration Report and 16: Authority to Allot Shares.

Resolution 2 - Directors’ Remuneration Report

Over the last year, we have engaged with shareholders about executive remuneration. The engagement has been open and constructive and the Remuneration Committee has given careful consideration to shareholder feedback, which helped to shape the Committee’s decisions and resulted in changes being adopted to proposals on executive remuneration for 2021. Our executive remuneration arrangements are fully aligned with our Directors’ Remuneration Policy which was approved by a significant majority of our shareholders at our 2019 AGM.

We place great value on direct engagement with and feedback from our shareholders. We will continue our active dialogue with shareholders, particularly those who decided to vote against this resolution, and intend to further consult with shareholders during 2021.

Resolution 16 - Authority to allot shares

As we have previously reported, the authority sought by the Company is in accordance with the UK Investment Association's share capital management guidelines and prevailing voting guidelines of leading corporate governance agencies applicable to UK listed companies.

Whilst it remains standard market practice for many UK FTSE listed companies to retain this type of authority, we understand that some institutional investors, particularly outside the UK, have specific policies against supporting this type of resolution. Following the outcome of today’s vote, we will continue our ongoing dialogue with shareholders that do not support this authority and will keep best practice in this area under review.

P McCrory
Secretary
British American Tobacco p.l.c.

28 April 2021

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